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                                                                    EXHIBIT 23.2
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 27, 1998 included in Host Marriott Corporation's Form 10-K for the fiscal year ended January 2, 1998 and HMH Properties, Inc.'s Form 10-K for the fiscal year ended January 2, 1998 and to all references to our Firm included in this registration statement.



                                                        /s/  Arthur Andersen LLP

Washington, D.C.
April 16, 1998